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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 23, 2009

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                            SPRINT NEXTEL CORPORATION
             (Exact name of Registrant as specified in its charter)

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           Kansas                      1-04721                 48-0457967
  (State of Incorporation)     (Commission File Number)     (I.R.S. Employer
                                                           Identification No.)


       6200 Sprint Parkway, Overland Park, Kansas             66251
        (Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code (800) 829-0965

           (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 23, 2009, the Board of Directors of Sprint Nextel Corporation (the "Company"), in response to anticipated continued pressure on subscribers, revenues and profitability in 2009, approved actions to reduce operating costs through a workforce reduction with a target of about 8,000 positions. The workforce reduction is expected to be largely completed by the end of the first quarter and will include management and non-management positions throughout the Company.

The Company expects to recognize a charge in excess of $300 million in the first quarter of 2009 for severance and related costs. Approximately $45 million of this charge is associated with a voluntary separation program offered by the Company in late 2008 that has currently attracted approximately 850 of the 8,000 targeted positions. The severance and related costs are primarily determined based on an existing severance plan. The majority of the above estimated charge is expected to result in cash expenditures during 2009.

A copy of the press release announcing these actions is furnished as Exhibit
99.1 to this Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 23, 2009, in connection with the Company's work force reduction, it was determined that Kathy Walker, Chief Information and Network Officer, will be terminated without cause effective March 31, 2009.

(e)      Short-Term Incentive Compensation Plan

On January 23, 2009, the Compensation Committee of the Board of Directors of the Company established the performance objectives and other terms of the Company's 2009 Short-Term Incentive Plan for officers and other eligible employees of the Company (the "2009 STI Plan"). The 2009 STI Plan provides for a payment of incentive compensation to officers and other eligible employees based on the achievement of the following specified performance metrics during 2009: adjusted OIBDA (operating income before depreciation and amortization), weighted at 50%; a measure of retention of our post-paid wireless subscribers, which we refer to as post-paid churn, weighted at 20%; post-paid net additions, weighted at 20%; and calls from subscribers to customer care representatives, weighted at 10%.

The Compensation Committee has established two six-month performance periods. The first period is from January 1, 2009 through June 30, 2009 and the second is from July 1, 2009 through December 31, 2009. Each performance period has discrete performance objectives, and employees must be employed on December 31, 2009 in order to be eligible to receive compensation for both periods.

The award payment under the 2009 STI Plan will be determined based on the Company's results using three variables: (1) the individual's annual incentive target opportunity, which is based on a percentage of the individual's base salary; (2) Company performance compared with each of the above-referenced performance objectives; and (3) relative weightings for each performance objective. Each of the performance objectives will have a threshold, target and maximum level of payment opportunity. The maximum payment opportunity is equal to 200% of the individual's target opportunity. The determination of payments for certain executive officers will be made so as to comply with Section 162(m) of the Internal Revenue Code.

The short-term incentive target opportunities for the Company's executive officers have not been determined. Mr. Hesse's employment agreement provides for a target opportunity under the short-term incentive plan of not less than 170% of base salary - or $2,040,000 for 2009 - with actual payouts under the 2009 STI Plan limited to 200% of his targeted opportunity.

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The actual incentive amounts paid under the 2009 STI Plan will be based on the
Company's actual results during 2009 in relation to the established performance objectives, and these payments may be greater or less than the target amounts that have been established.


         Long-Term Incentive Compensation Plan

On January 23, 2009, the Compensation Committee established the 2009 performance objectives and other terms of the Company's 2009 Long-Term Incentive Plan (the "2009 LTI Plan") for officers and other eligible employees of the Company.

Seventy-five percent of the value of each participant's targeted opportunity will be in the form of non-qualified stock option grants, the number of which will be based on the value of each option determined using the Black-Scholes valuation model. The exercise price of each option will be the closing price of the Company's common stock on the grant date and the options will vest ratably in four equal portions on each of the first, second, third and fourth anniversaries of the grant date.

The remaining 25% of the value of each participant's targeted opportunity will be made in the form of a performance unit award. The performance unit award is allocated one-third to each annual performance period for three years (2009-2011) and is payable in cash or unrestricted shares at the end of the third year. If paid out in shares, the number of shares awarded will be determined by dividing the payout amount by the average high and low stock price on the date the committee approves the form of payment. The performance unit award will be based on the Company's achievement of specified results in each annual performance period with respect to Free Cash Flow objectives for that performance period, and the amount of the performance unit award may range from 0% to 200% based on the achievement of those specified results. The Compensation Committee may change the objectives for the second and third annual performance periods. The payouts may be greater or less than the target amounts that will be established.

The stock option grants and performance unit award will be made pursuant to the Company's 2007 Omnibus Incentive Plan. The 2009 LTI Plan targeted opportunities for the Company's executive officers have not been determined.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

The following exhibit is furnished with this report:

Exhibit No.            Description

99.1                   Press Release Announcing Workforce Reduction

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SPRINT NEXTEL CORPORATION



Date: January 26, 2009                      /s/ Timothy O'Grady
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                                          By:   Timothy O'Grady
                                                Assistant Secretary


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                                  EXHIBIT INDEX


Number                 Exhibit

99.1                   Press Release Announcing Workforce Reduction